    As filed with the Securities and Exchange Commission on August 19, 1998
                                                     Registration No. 333-_____

-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            UNITED AUTO GROUP, INC.
               --------------------------------------------------
               (Exact name of issuer as specified in its charter)

             Delaware                                     22-3086739
----------------------------------                   ----------------------
(State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                    Identification Number)

                                375 Park Avenue
                            New York, New York 10152
                    (Address of principal executive offices)

                 UNITEDAUTO 401(K) SAVINGS AND RETIREMENT PLAN
                   UNITED AUTO GROUP, INC. STOCK OPTION PLAN
                           (Full title of the plans)

                               Marshall S. Cogan
                             Chairman of the Board
                          and Chief Executive Officer
                            United Auto Group, Inc.
                                375 Park Avenue
                            New York, New York 10152
                                 (212) 223-3300
                    ---------------------------------------
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                    COPY TO:
                           Laurence D. Weltman, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                            New York, New York 10019-6099
                                 (212) 728-8000

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
                                                            Proposed maximum      Proposed maximum     Amount of
Title of securities to be      Amount to be registered      offering price per    aggregate offering   registration fee
registered                     (1)                          share (2)             price (2)
-------------------------------------------------------------------------------------------------------------------------


Voting Common Stock, par
value $0.0001 per share           1,500,000                 16.9375                   $25,406,250          $7,494.84



(1) This Registration Statement covers 1,000,000 shares issuable pursuant to the UnitedAuto 401(k) Savings and Retirement Plan (the "Savings Plan") and an additional 500,000 shares issuable under the United Auto Group, Inc. Stock Option Plan (collectively, the "Plans"). In addition, this Registration Statement covers an indeterminable number of additional shares as may hereinafter be offered or issued, pursuant to the Plans, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an indeterminable amount of participation interests to be offered or sold pursuant to the Savings Plan.

(2) Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, based upon the average of the high and low prices of the Voting Common Stock as reported by the New York Stock Exchange, Inc. on August 17, 1998.

                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents, filed with the Securities and Exchange Commission (the "Commission") by United Auto Group, Inc. (the "Company") are incorporated herein by reference:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 1-12297), filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                  (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998, filed pursuant to the Exchange Act;

                  (c) The Company's current reports on Form 8-K, filed on January 14, 1998, February 20, 1998, and April 22, 1998 pursuant to the Exchange Act; and

                  (d) The description of Company's Voting Common Stock, par value $0.0001 per share ("Common Stock"), contained in the Registration Statement on Form 8-A (File No. 1-12297) filed on October 9, 1996 pursuant to the Exchange Act.

         In addition, all documents filed by the Company or the Savings Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer or director in defending such action, provided that the director or officer undertake to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

         A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually or reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's bylaw, agreement, vote or otherwise.

         The Company has adopted provisions in its Certificate of Incorporation and Bylaws that provide that the Company shall indemnify its officers and directors to the maximum extent permitted under the DGCL. The Employment Agreement, dated as of June 21, 1996, between the Company and Carl Spielvogel provides for indemnification of Mr. Spielvogel to the maximum extent legally permitted or authorized by the Company's Certificate of Incorporation or Bylaws or resolutions of the Board of Directors.

The Stockholders Agreement, dated as of October 15, 1993, among the Company and the investors named therein provides that in the event that a director elected pursuant thereto is made or threatened to be made a party to any action, suit or proceeding with respect to which such director may be entitled to indemnification by the Company, such director will be entitled to be represented by counsel of his choice and the reasonable expenses of such representation will be reimbursed by the Company to the extent provided in or authorized by its Certificate of Incorporation or Bylaws. Certain directors are also entitled to indemnification from the organizations that employ them.

         In addition, the Underwriting Agreement entered into in connection with the Company's initial public offering provides for indemnification of the Company, its officers and its directors by the underwriters under certain circumstances.

         The Company has purchased insurance on behalf of its officers and directors for liabilities arising out of their capacities as such.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.  EXHIBITS.

      Exhibit No.    Description
      -----------    -----------

         4.1 Third Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit No. 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-09429)).

         4.2 Third Restated Bylaws of the Company (incorporated by reference to Exhibit No. 3.2 to the Company's Registration Statement on Form S-1 (Registration No. 333-09429)).

         5 Opinion of Willkie Farr & Gallagher, counsel to the Company, as to the legality of the shares being offered.

         23.1        Consent of Pricewaterhouse Coopers LLP.

         23.2        Consent of Willkie Farr & Gallagher
                     (contained in Exhibit 5).

         24          Power of Attorney
                     (reference is made to the signature page).

                  The Company hereby undertakes to submit the Savings Plan and any amendments thereto to the Internal Revenue

         Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Savings Plan as a tax-exempt retirement trust so long as the Savings Plan remains in force.

Item 9.  UNDERTAKINGS.

         1.  The undersigned registrant hereby undertakes:

              (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                           (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or
                  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the Savings Plan's annual report pursuant to section 15(d) of the Exchange Act that is incorporated by reference in the

Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 18th day of August, 1998.

                                             UNITED AUTO GROUP, INC.

                                             By:  /s/ Philip N. Smith, Jr.
                                                  ----------------------------
                                                  Philip N. Smith, Jr.
                                                  Senior Vice President
                                                    and Assistant Secretary

         Pursuant to the requirements of the Securities Act, the administrative committee of the Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 18th day of August, 1998.

                                             UNITEDAUTO 401(K) SAVINGS AND
                                             RETIREMENT PLAN

                                             By:  /s/ Karl H. Winters
                                                  ----------------------------
                                                  A member of the
                                                  Administrative Committee
                                                  of the Savings Plan

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marshall S. Cogan and Philip N. Smith, Jr., and each of them, his true and lawful attorney-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                     Capacity                         Date
---------                     --------                         ----

/s/ Marshall S. Cogan         Chairman of the Board and        August 18, 1998
---------------------         Chief Executive Officer
Marshall S. Cogan             (Principal Executive
                              Officer)

/s/ Karl H. Winters           Executive Vice President        August 18, 1998
-------------------           and Chief Financial Officer
Karl H. Winters               (Principal Financial
                              Officer)

/s/ James R. Davidson         Executive Vice President         August 18, 1998
---------------------         Accounting and Fixed
James R. Davidson             Operations (Principal
                              Accounting Officer)

/s/ Samuel X. DiFeo           Director                         August 18, 1998
-------------------
Samuel X. DiFeo

--------------------          Director                         August __, 1998
Michael R. Eisenson

/s/ John J. Hannan            Director                         August 18, 1998
------------------
John J. Hannan

/s/ Jules B. Kroll            Director                         August 18, 1998
------------------
Jules B. Kroll

/s/ Robert H. Nelson          Director                         August 18, 1998
--------------------
Robert H. Nelson

--------------------          Director                         August __, 1998
John M. Sallay

/s/ Richard Sinkfield         Director                         August 18, 1998
---------------------
Richard Sinkfield

                               INDEX TO EXHIBITS

 Exhibit No.    Description
 -----------    -----------

     5 Opinion of Willkie Farr & Gallagher, counsel to the Company, as to the legality of the shares being offered.

     23.1       Consent of Pricewaterhouse Coopers LLP.

     23.2       Consent of Willkie Farr & Gallagher (contained in Exhibit 5).

     24         Power of Attorney (reference is made to the signature page).